UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2012

MOVIE TRAILER GALAXY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-169970	32-0309203
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5045 Orbitor Drive
Building 10, Suite 200
Mississauga, Ontario, Canada L4W-4Y4

(Address of principal executive office)

(877) 216-9586

(Registrant's telephone number, including area code)

11022 Aqua Vista Street, Suite 10, Studio City, CA 91602

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 27, 2012, an Asset Purchase Agreement was entered into for the purchase, transfer and assignment of various exploration licenses from Matteo Sacco (“Seller”) to Movie Trailer Galaxy, Inc. (“Purchaser”).  The exploration licenses were originally issued to Seller from the Nova Scotia Department of Natural Resources.  The Purchaser will issue five hundred thirty three thousand four hundred eighty seven (533,487) common shares for the acquisition of the exploration licenses to the Seller.  The Purchaser’s sole director, Robert S. Roon, will cancel one million five hundred thousand (1,500,000) shares of common stock that are held by him which represents approximately 84.2% of the Purchaser’s issued and outstanding shares.  Upon cancellation of the shares held by Mr. Roon, the Seller will own approximately 68.3% of the Purchaser’s issued and outstanding common shares.

There is no family relationship or other relationship between the Seller and Purchaser and there are no arrangements or understanding among the members of the former or new control group with respect to election of directors or other matters.

Item 5.01  Changes in Control of Registrant

The information required by this Item 5.01 is incorporated herein by reference to Item 1.01, Entry into a Material Definitive Agreement and Item 5.02, Departure of Directors or Certain Officers; Election of Directors, Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Item 5.02.  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 27, 2012, the board of directors appointed Matteo Sacco to fill a vacancy on the board of directors.

Robert S. Roon, the Company’s Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director resigned as the Company’s Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer.  Matteo Sacco was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary.  Robert Roon’s resignation as an officer was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Matteo Sacco, age 56.  From 2007 to the present, Mr. Sacco has been the President and CEO of Hearatlast.  Hearatlast has licensed 22 hearing aid stores in various WalMarts in Canada.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Sacco is a party in connection with this appointment as a director and an officer of this Company.

No transactions occurred in the last two years to which the Company was a party in which Mr. Sacco had or is to have a direct or indirect material interest.

Item 8.01  Other Events

Effective September 28, 2012, the executive office will be located at 5045 Orbitor Drive, Building 10, Suite 200, Mississauga, Ontario, Canada L4W-4Y4.  The telephone is (877) 216-9568.

Item 9.01  Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Asset Purchase Agreement dated September 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Movie Trailer Galaxy, Inc.

Date: October 1, 2012	By:/s/ Matteo Sacco
Matteo Sacco
Chief Executive Officer

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